Exhibit 10.6

RARE EARTH AMERICAS LTD.

NOTICE OF GRANT OF RESTRICTED STOCK

You have been granted an award (the “Award”) of certain shares of Stock (the “Shares”) of Rare Earth Americas Ltd. pursuant to the Rare Earth Americas Ltd. 2025 Equity Incentive Plan (the “Plan”) and your Restricted Stock Agreement (the “Agreement”), as follows:

Participant:
Date of Grant:
Total Number of Shares:		, subject to adjustment as provided by the Agreement.
Fair Market Per Share on Date of Grant:	$
Vesting Commencement Date:	N/A
Vested Shares:	100% of the Shares shall be vested as of the Date of Grant (“Vested Shares”)

You and the Company agree that the Award is governed by this Notice of Grant and by the provisions of the Plan and the Agreement, all of which are attached to and made a part of this document. You acknowledge receipt of copies of the Plan and the Agreement, represent that you have read and are familiar with their provisions and accept the Award subject to all of their terms and conditions.

RARE EARTH AMERICAS LTD.	PARTICIPANT

By:
Signature
Its:
Date
Address:
Address

ATTACHMENTS: 2025 Equity Incentive Plan, Restricted Stock Agreement, Assignment Separate from Certificate and form of Section 83(b) Election